UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 15, 2012, EastBridge Investment Group Corporation (“EastBridge”, the “Company”, “we”, “us” or “our”), CBMG Acquisition Limited, a British Virgin Islands company and the Company’s wholly-owned subsidiary (“Merger Sub”) and Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG”, and collectively with EastBridge and Merger Sub, the “Parties”) amended that certain Agreement and Plan of Merger (the “Merger Agreement” and the amendment, “Amendment No. 1 to the Agreement and Plan of Merger”) previously entered into on November 13, 2012.  Pursuant to Article II, Section 2.2 of the Merger Agreement the parties determined to extend the Drop Dead Date (as defined in the Merger Agreement) until January 31, 2013.  No additional amendments were made to the Merger Agreement. A copy of Amendment No. 1 to the Agreement and Plan of Merger is attached as Exhibit 2.1 hereto.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

                On January 17, 2013, the Company held its Special Meeting of Stockholders (the “Special Meeting”). At the meeting, stockholders (i) approved a change in our state of incorporation from Arizona to Delaware (“Proposal 1”) and (ii) approved the Company’s Amended and Restated 2011 Incentive Stock Option Plan (“Proposal 2”).The affirmative vote of a majority of votes cast on the matter was required to approve Proposal 1 and Proposal 2.

Set forth below are the final voting results for each of the proposals:

Proposal 1 – Change of State of Incorporation

The change in our state of incorporation from Arizona to Delaware was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
80,831,538	882,063	23,817

Proposal 2 – Amended and Restated 2011 Incentive Stock Option Plan

The Amended and Restated 2011 Incentive Stock Option Plan was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
77,359,859	4,234,878	142,681

Item 8.01.   Other Information.

On January 18, 2013, the Company issued a press release announcing the results of the Special Meeting.  A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits
2.1	Amendment No. 1 to the Agreement and Plan of Merger
99.1	Press release, dated January 18, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be sign.

EastBridge Investment Group Corporation

Dated: January 22, 2013	By:	/s/ Norman Klein
Norman Klein, CFO

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